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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                October 22, 2001
                Date of report (Date of earliest event reported)


                            GLOBAL ENERGY GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


      000-31505                                        23-3020677
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(Commission File Number)                     (IRS Employer Identification No.)


2346 Success Drive, Odessa, FL                            33556
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(Address of Principal Executive Offices)                (Zip Code)

                                 (727) 372-3939
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                  15445 N. Nebraska Avenue, Lutz, Florida 33549
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          (Former Name or Former Address, if Changed Since Last Report)

                                   FORM 8-K/A


ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         The Board of Directors of the Company decided it was in the best interest of the Company to change its independent accountant from Pritchett, Siler & Hardy, P.C. (the "Former Accountant") to the firm of Baumann, Raymondo & Company, P.A., Certified Public Accountants, a Professional Corporation. During the fiscal year ended December 31, 2000 and for the periods from inception on October 5, 1999 through December 31, 1999 and any subsequent interim period to the date of the dismissal (October 22, 2001), the Company had no disagreement with its Former Accountant on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the Former Accountant to make reference in its report upon the subject matter of disagreement. The Former Accountant previously issued a report dated March 5, 2001 on the financial statements of the Company as of and for the year ended December 31, 2000 and for the period from inception on October 5, 1999 through December 31, 1999. The report did not contain an adverse opinion or disclaimer of opinion or qualification as to audit scope or accounting principle. The Company has asked the Former Accountant to review the disclosure and has provided them the opportunity to furnish the Company with a letter addressed to the Commission containing any new information or clarification of the disclosure.



ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         16.1     Letter dated October 22, 2001, from Pritchett,  Siler & Hardy,
                  P.C.  to  the  Registrant   regarding   change  of  certifying
                  accountant.


         16.2 Letter dated December 20, 2001, from Pritchett, Siler & Hardy, P.C. regarding agreement with Item 4.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GLOBAL ENERGY GROUP, INC.




Date:  December 20, 2001                           By:      /s/ Richard Wiles
                                                       -------------------------
                                                        Richard Wiles, CEO


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